EXHIBIT 23.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Rio Tinto plc's Registration Statement Nos. 33-46865, 333-7328 and 333-08270 on Form S-8 of our report dated July 11, 2007, relating to the financial statements of the Rio Tinto America Inc. Savings Plan for the year ended December 31, 2006, which appears in this Form 11-K.


/s/ Tanner LC

Salt Lake City, Utah
July 11, 2007











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